Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Veracyte, Inc. of our report dated August 22, 2014, relating to the financial statements of Allegro Diagnostics Corp., which appears in Veracyte, Inc.’s Current Report on Form 8-K/A dated September 16, 2014.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 24, 2015